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                                                                    EXHIBIT 10.7


                                  [FORM OF]
                             INDEMNITY AGREEMENT

        This Indemnity Agreement is executed on ____________________, by _________________ ("Executive"), who resides at ____________________________, and CIMETRIX INCORPORATED, a Nevada corporation with its principal executive office at 2222 South 950 East, Provo, Utah 84606, to record their agreement regarding the indemnification by the Company of Executive in certain circumstances. Executive and the Company have executed this Indemnity Agreement in connection with Executive's service as a Director of the Company. The parties agree as follows:

        1. INTERPRETATION. As used in this Agreement, the capitalized terms defined below have the respective meanings ascribed to them:

                  "AGREEMENT" means this Indemnity Agreement, as originally
             executed by Executive and the Company and as subsequently amended or modified by them in accordance with its terms.

                  "BOARD" means the Board of Directors of the Company.

                  "BYLAWS" means the Bylaws of the Company and its subsidiaries in effect on the execution date of this Agreement.

                  "COMPANY" means Cimetrix Incorporated, a Nevada corporation and a party to this agreement, and includes its subsidiaries, and their respective assignees and successors (by operation of law or otherwise)

                  "EXECUTIVE" means the officer or director of the Company
             named above who is a party to this Agreement, and includes his or her estate, heirs, guardian, and personal representative.

                  "INDEMNIFIED LOSS" means all actual cost, loss, damage,
             expense, and liability that Executive incurs or suffers pursuant to, or in connection with defending, settling, prosecuting, investigating, or participating in (as a witness or otherwise) any Proceeding that arises out of, or is connected in any way with, the following: (a) Executive's enforcement of his rights under the Liability Insurance; (b) Executive's enforcement of the Company's obligations to him under this Agreement; or (c) Executive's past, present, or future service as an agent, officer, director, or employee of the Company or any subsidiary, as a trustee or fiduciary of any employee benefit plan or trust sponsored by the Company or and subsidiary, or (at the Company's request) as an agent, officer, director, trustee, employee, or fiduciary of another corporation, partnership, joint venture, business trust, limited liability company, or other enterprise; and includes all fines, taxes, interest, monetary penalties, premiums for


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             supersedeas bonds, and fees, costs, and expenses of experts, lawyers, mediators, arbitrators, witnesses, accountants, consultants, and investigators, whether incurred before or after demand or commencement of a Proceeding.

                  "LIABILITY INSURANCE" means the Directors and Officers
             Liability Insurance effective August 25, 1995, issued to the Company by Agricultural Excess and Surplus Insurance Company and includes any similar additional policies or substitute policies issued to replace that policy.

                  "PROCEEDING" means any claim, action, demand, inquiry,
             lawsuit, proceeding, or investigation, whether formal or informal, pending, threatened, or completed, or civil, criminal, administrative, or investigative, and includes mediation, arbitration, appellate, bankruptcy, and judgment-execution proceedings

In addition, as used in this Agreement, (a) the word "including" is always without limitation, (b) the word "days" refers to calendar days, Including Saturdays, Sundays, and holidays, (c)words in the singular number include words of the plural number and vice versa, (d) the word "order" includes an order, decree, ruling, judgment, or injunction, (e) the word "law" includes a code, rule, statute, ordinance, or regulation and the common law arising from final, nonappealable decisions of governmental authorities and state or federal courts in the United States, and (f) the word "person" includes, in addition to a natural person, a group, trust, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and a government, governmental authority, a public body or authority, and any governmental body, agency, authority, department, or subdivision, whether domestic or foreign or local, state, regional, or national. The headings preceding the text of the sections of this Agreement have been inserted solely for convenient reference and neither constitute a part of this agreement nor affect its meaning, interpretation, or effect.

     2. PURPOSE. Executive is a Director of the Company. Both Executive and the Company recognize and acknowledge that Executive's service as a director exposes Executive to significant risks of personal liability arising from proceedings pertaining to Executive's participation in the management of the Company. To mitigate those risks, the Company has purchased the Liability Insurance, which provides limited coverage on a "claims made basis." However, the Liability Insurance is insufficient (in amount and coverage) to fully reimburse Executive for the potential amount of personal liability and attendant expenses that Executive might incur in a Proceeding arising out of Executive's service as a Director of the Company.

     In addition to the Liability Insurance provided by the Company, the Bylaws permit the Company to indemnify Executive, to the fullest extent allowed by law, for all



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fees, losses, damages, expenses, and liability that Executive incurs because of
Executive's service as a Director of the Company. The indemnification of Executive pursuant to the Bylaws is uncertain because the Board or the shareholders of the Company may amend the Bylaws at any time to limit or diminish that indemnification. The possibility of an amendment or modification of the Bylaws to diminish the indemnification currently afforded to Executive would increase following a "change in control" of the Company, when Executive might need the benefit of that protection the most.

     The Company recognizes that the indemnification provided to Executive pursuant to the Bylaws and the Liability Insurance is insufficient to attract and retain capable and responsible business persons as officers and directors. The Company also recognizes that increased protection against personal liability will enhance Executive's ability to serve the best interests of the corporation, its shareholders, and its other corporate constituencies by permitting Executive to make difficult decisions without the fear of personal economic risk. The Bylaws and the Nevada Business Corporation Act permit the Company to enhance the indemnification already afforded to Executive pursuant to the Bylaws and the Liability Insurance. In consideration of Executive's willingness to serve as a Director of the Company, and in recognition of Executive's need for substantial protection against personal liability arising from Executive' service as a Director of the Company, the Company is entering into this Agreement to supplement the indemnification available to Executive

     3. INDEMNIFICATION. The Company shall indemnify and hold harmless Executive from every Indemnified Loss. The obligation of the Company under this Agreement is absolute and unconditional, is not conditioned in any way on any attempt by Executive to collect from an insurer any amount under a liability insurance policy, and is not subject to any setoff, defense, deduction, or counterclaim that the Company might have against Executive. However, the Company will not have any liability or obligation to Executive under this Agreement for any Indemnified Loss that is excluded pursuant to section 7 or that Executive voluntarily pays, settles, compromises, confesses judgment for, or admits liability with respect to, without the approval of the Company or before Executive requests the Company to pay or perform the Indemnified Loss. The Company will not unreasonably withhold its approval of Executive's proposed settlement or resolution. If Executive is entitled to indemnification under the Agreement for only a portion of the Indemnified Loss, the Company shall indemnify Executive for that portion of the Indemnified Loss. If Executive pays an Indemnified Loss with the Company's approval, or if Executive becomes legally obligated to pay an Indemnified Loss, the Company shall reimburse Executive for the Indemnified Loss, or pay it on behalf of Executive, in accordance with this agreement within 20 days after the date when Executive notifies the Company of his request for payment or reimbursement of the Indemnified Loss. Each notice from Executive requesting payment or reimbursement of an Indemnified Loss must be accompanied by evidence of the Indemnified Loss.




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     4. LIABILITY INSURANCE.  The Company shall pay all premiums and otherwise maintain in full force and effect while Executive is employed by the Company or any of its subsidiaries a policy of directors' and officers' liability insurance that insures and provides coverage of up to $1,000,000 for claims made against all officers and directors, including Executive in all capacities for which he serves or served the Company. The Company promptly shall notify Executive of any lapse, amendment, termination, or cancellation of this insurance coverage.

     5. REIMBURSEMENT OF EXPENSES. The Company shall promptly pay and reimburse Executive for all costs incurred by Executive in connection with a Proceeding that constitutes an Indemnified Loss.

     6. NOTICE OF CLAIMS. Within fourteen days after Executive receives notice of a Proceeding that will or might give rise to an Indemnified Loss, Executive shall notify the Company of the Proceeding. Without limiting what might be materially prejudicial to the Company, the failure of Executive to notify the Company of a lawsuit within fourteen days after the date when Executive is served with a copy of the complaint, petition, or other pleading that asserts a claim that is or might give rise to an Indemnified Loss will be presumed to be materially prejudicial to the Company, unless the Company also was served with a copy of the same complaint, petition, or other pleading. The Company may participate at its own expense in the Proceeding, or, with the consent of Executive, it may elect within a reasonable time to assume the defense of the Proceeding at its sole cost. If the Company assumes the defense of the Proceeding with Executive's consent, Executive may employ separate legal counsel and participate in the defense of the Proceeding at his sole cost, and the Company will not have any obligation to pay or advance costs incurred or to be incurred by Executive's further participation in the defense of the Proceeding. If the Company does not assume the defense of the Proceeding, Executive must obtain the Company's advance approval of the legal counsel to be engaged by Executive to defend the Proceeding. The Company shall not unreasonably withhold its approval of any legal counsel selected by Executive. Executive shall not settle, compromise, or admit civil liability with respect to a Proceeding that constitutes or might give rise to an Indemnified Loss without the advance approval of the Company, which approval the Company shall not unreasonably withhold from Executive. The Company shall notify Executive whether or not it will approve a proposed settlement within 20 days after the date when Executive gives it notice of the proposed settlement that summarizes all the settlement terms and conditions. The Company's failure to notify Executive within the 20-day period as to whether it will approve the proposed settlement will constitute its approval of the proposed settlement. Except as provided in this paragraph, Executive is not entitled to any indemnification for amounts paid or payable by Executive pursuant to a settlement that is made by Executive without the Company's approval.

     7. INDEMNITY EXCLUSIONS. Nothing in this agreement requires or permits the Company to indemnify Executive for an Indemnified Loss, if any final, nonappealable order of a court establishes that Executive's actions or omissions constitute a violation of section 16(b) of the Securities Exchange
Act of 1934, as amended, or were material to the cause of action adjudicated and constitute



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                  (a) A violation of criminal law, unless Executive had
             reasonable cause to believe that the conduct was lawful or had no reasonable cause to believe that the conduct was unlawful;

                  (b) A transaction from which Executive received an improper personal benefit;

                  (c) If Executive is a director, a circumstance under which
             Executive is liable under section 78.300.2 of the Nevada Business Corporation Act; or

                  (d) Willful misconduct or a conscious disregard for the best interests of the Company, which is established in a Proceeding by or in the right of the Company to procure a judgment in its favor or in a Proceeding by or in the right of a shareholder.

The termination of any criminal proceeding or investigation by entry of a consent decree or a plea of nolo contendere or its equivalent will not constitute a final, nonappealable order of a court that establishes that Executive's actions or omissions were a violation of criminal law and will not establish any presumption that Executive lacked reasonable cause to believe that his conduct was lawful.

     8. SHAREHOLDER NOTIFICATION. The Company shall deliver to each record shareholder of the Company who is entitled to vote for the election of the Board a written statement of every payment to or on behalf of Executive pursuant to this Agreement. The Company shall mail that statement to its shareholders on or before the date when it mails to its shareholders notice of the next annual meeting of shareholders of the Company that succeeds the date of payment (unless that meeting is held within three months after the date of the payment), but in any event within 15 months after the date of the payment. The statement must specify the name of Executive, the amount paid by the Company, and the nature and the status at the time of the payment of any pending or threatened litigation relating to the payment.

     9. SUBROGATION AND DUPLICATION OF PAYMENTS. To the extent of any payment by the Company to or on behalf of Executive for an Indemnified Loss, the Company will be subrogated to all rights of Executive to recover or obtain reimbursement for the payment from any third party. At the request of the Company at any time and from time to time, Executive shall execute and deliver to the Company any document (and do all such other acts) as are reasonably necessary to enable the Company to obtain or realize the benefit of that subrogation, including the prosecution by Executive or the Company of a legal proceeding to enforce those rights of Executive. However, if the Company requests Executive to institute a legal proceeding to recover or obtain reimbursement from a third party of any amount paid by the Company to or on behalf of Executive for an Indemnified Loss, that Proceeding will be covered by the indemnification and expense advancement provisions of this Agreement, and the



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Company shall pay, reimburse, indemnify, and hold harmless Executive from all cost, expense, damage, and liability arising out of, or in any way connected with, that Proceeding to the same extent that it is obligated to do for any Indemnified Loss. The Company is not liable for, and Executive is not entitled to, any payment with respect to an Indemnified Loss to the extent Executive has received payment for the Indemnified Loss from any person other than the Company, such as the insurer under the Liability Insurance.

     10. LEGAL MATTERS. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Nevada and the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions.

     Executive and the Company (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Utah County, Utah, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Utah County, Utah, and (c)waive any defense, whether asserted by a motion or pleading, that Utah County, Utah, is an improper or inconvenient venue.

     In any legal proceeding arising out of this Agreement, the losing party shall reimburse the prevailing party, on demand, for all reasonable costs incurred by the prevailing party in enforcing, defending, or prosecuting any claim arising out of this Agreement, including fees, costs, and expenses of agents, experts, lawyers, mediators, witnesses, accountants, consultants, arbitrators, investigators and supersedeas bonds, whether incurred before or after demand or commencement of legal proceedings, and whether incurred pursuant to trial, appellate, bankruptcy, or judgment-execution proceedings. The Company shall pay to Executive, on demand, interest on any amount owed to Executive under this Agreement that is not paid in full, at the annual rate then provided by Nevada law for the payment of interest on judgments generally.

     11. NOTICES. Every notice, demand, request, or approval required or permitted under this Agreement will be valid only if it is in writing and delivered personally or by telecopy, commercial courier, or first class, postage prepaid United States mail and addressed by the sender to the intended recipient at the party's address set forth in this Agreement or to such other address as the intended recipient has previously designated to the sender by notice given in accordance with this section. A validly given notice, demand, request, or approval will be effective on the earlier of its receipt, if delivered personally or by telecopy, commercial courier, or the fifth day after it is postmarked by the United States Postal Service, if it is delivered by first class, postage prepaid, United States mail. Each party to this Agreement promptly shall notify the other of any change in its mailing address

     12. SEVERABILITY AND NONEXCLUSIVITY. Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law on the date of its execution. However, if a provision of this Agreement, or the application of it, is held by a court of competent jurisdiction to be



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invalid or unenforceable, that provision will be deemed severable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances in which it is valid and enforceable. The rights, duties, and obligations of Executive an the Company under this Agreement do not limit, diminish, or supersede the rights, duties, and obligations of Executive and the Company with respect to the indemnification afforded to Executive under the Liability Insurance, the Nevada Business Corporation Act, or the Bylaws and Articles of Incorporation of the Company. In addition, Executive's rights under this Agreement will not be limited or diminished in any respect by any amendment to the Bylaws or the Articles of Incorporation of the Company or by any other corporate action of the Company

     13. WAIVER AND MODIFICATION. A waiver, discharge, amendment, termination, cancellation, or modification of this Agreement will be valid and effective only if evidenced by a writing signed by or on behalf of both parties to this Agreement. Except as expressly provided herein no course of dealing or delay by any party to this Agreement in exercising any right, power, remedy, or benefit under this Agreement will operate as a waiver of any right, power, remedy, or benefit of that party, except to the extent expressly manifested in writing by that party. The failure at any time of either party to require performance by the other party of any provisions of this Agreement will not operate as a waiver of any right, except to the extent expressly manifested in writing by that party. The failure at any time of either party to require performance by the other party of any provision of this Agreement will in no way affect the party's right to later enforce that provision or this Agreement. In addition, the waiver by either party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself.

     14. RIGHTS OF THIRD PARTIES. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant, any person, except Executive, the Company, and their respective authorized assignees and successors, any claim, right, remedy, or benefit under or because of this Agreement or any provision of it. This Agreement is binding on every assignee or successor of the Company, including any successor corporation resulting from a merger, consolidation, recapitalization, reorganization, sale of all or substantially all the assets of the Company, or any other transaction resulting in the successor corporation assuming the liabilities of the Company under this Agreement (by operation of law or otherwise). The Company shall require any assignee or successor of the Company, by written Agreement in form and substance acceptable to Executive and the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if an assignment or succession had not occurred but no assumption of the Agreement by any successor or assignee shall relieve the Company from its obligations hereunder. This Agreement is not assignable by Executive, and any attempted assignment by Executive will be invalid and ineffective against Company.




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     15. TERM.  The term of this Agreement shall commence on the date of execution as stated herein and this Agreement shall continue in effect regardless of whether Executive continues to serve as an officer or director of the Company

     16. NON COMPETE. Executive agrees that he will not compete with Cimetrix in any material way nor will he work for any entity that competes with Cimetrix in any material way throughout the term of his service as an officer or director of the company, plus a period of three (3) years thereafter

     17. COMPLETE AGREEMENT; EXECUTION; EFFECTIVE DATE. This Agreement records the final, complete, and exclusive understanding between the parties with respect to the obligations created under it and supersedes any prior or contemporaneous Agreement, understanding, or representation, oral or written, by either of them. In particular, this Agreement cancels and supersedes any previous written Agreement between the Company and Executive regarding the Company's indemnification of Executive from liability in connection with Executive's service as an officer or director of the Company. Executive and the company may execute this Agreement in counterparts. Each executed counterpart will constitute an original document, and all executed counterparts, together, will constitute the same Agreement. This Agreement will become effective, as of its stated execution date, when each party has executed and delivered to the other party a counterpart of it.


WITNESSES:                                     CIMETRIX INCORPORATED


                                               By:
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                                                   Name         Title

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WITNESSES:                                     EXECUTIVE:


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